Exhibit 99.1
News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9973	(925) 226-9028
investor.relations@bhnetwork.com	teri.llach@bhnetwork.com

Blackhawk Provides Additional Details on Revenue Reclassification for Fiscal 2014 and 2013;
Discusses Impact of Currency Exchange Rates on Fourth Quarter and Fiscal Year 2014;
Recaps Fiscal 2014 Results Compared to Prior Fiscal 2014 Guidance

Pleasanton, California, February 26, 2015- Blackhawk Network Holdings, Inc. (NASDAQ: HAWK and HAWKB) today announced additional details on the reclassification of certain amounts from sales and marketing expense to partner distribution expense and the impact of currency exchange rates on its fourth quarter and fiscal year 2014 results.

“Following our investor conference earlier today, several investors asked us to provide additional data regarding how the reclassification of certain amounts in fiscal 2014 and fiscal 2013 affected the comparison of our reported adjusted operating revenues to the guidance provided on our fiscal 2014 3rd quarter earnings call on October 8, 2014,” commented Blackhawk CFO Jerry Ulrich. The following are details regarding the reclassification:

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The Company has reclassified amounts within operating expenses to conform with its current presentation. The changes include the reclassification of compensation to certain distribution partners from sales and marketing expense to partner distribution expense. The Company has revenue sharing arrangements with certain distribution partners and has granted equity awards to certain distribution partners. The costs of these arrangements are now categorized as partner distribution expense and not sales and marketing expense.

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The total amount of the expense reclassification (including both cash and non-cash portions) was $27.6 million for fiscal 2014 and $21.1 million for fiscal 2013. During the investor conference, the Company commented on only the $5.9 million non-cash portion of the expense reclassification for fiscal 2014. The fiscal 2013 non-cash portion was $12.0 million.

•	The following table shows adjusted operating revenues for fiscal 2014 and fiscal 2013 using the previous classifications and then the reclassification amount to reconcile to today’s reported results.

RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING REVENUES
	13 Weeks Ended	12 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
Adjusted operating revenues:
Total operating revenues as reported	$658,877	$521,180	$1,444,963	$1,138,088
Partner distribution expense - before reclassification	(334,485)	(277,941)	(734,608)	(597,437)
Adjusted operating revenues before reclassification	324,392	243,239	710,355	540,651
Partner distribution expense - reclassification amount	(12,483)	(6,024)	(27,637)	(21,053)
Adjusted operating revenues - as reported	$311,909	$237,215	$682,718	$519,598

Ulrich continued, “Further, at our investor conference today, we cited that the impact of lower foreign exchange rates related to our international business on fiscal 2014 adjusted operating revenues was approximately $7.5 million. As further clarification, of that amount, $3.9 million related to the 4th quarter of fiscal 2014 based on our constant currency calculations. Our guidance provided on October 8, 2014 for fiscal 2014 indicated that adjusted operating revenues would be in the range of $690 million to $715 million (before the reclassification). Fiscal 2014 adjusted operating revenues before the reclassification from the table above was $710.4 million. Factoring in the foreign exchange impact for the 4th quarter as noted above, our results for fiscal 2014 (before reclassification) would be at the top of our previously provided guidance.”

In addition to adjusted operating revenue guidance, the Company stated on its 3rd quarter fiscal 2014 earnings call that adjusted net income for the fiscal 2014 year, excluding the reduction in cash taxes payable, was expected to be toward the high end of our previously stated annual guidance range of $64 million to $67 million or $1.19 to $1.24 per diluted share and that the Parago acquisition, if closed by October 31, 2014, would add an estimated $1 million in adjusted net income or $0.02 per diluted share. Our actual results announced earlier today reflected adjusted net income before reduction in cash taxes payable of $69 million, or $1.27 per diluted share and we indicated that Parago, which we did acquire on October 23, 2014, was earnings neutral net of acquisition related costs.

Investor Conference Webcast and Earnings Call Script

The Company hosted its year-end earnings call and its investor conference on February 26, 2015. An audio replay of the earnings call and a video replay of the investor conference webcast and copies of the slides presented can be accessed by visiting the Company’s investor relations website located at ir.blackhawknetwork.com. The replays will be available on the Company’s investor relations website until Thursday, March 12, 2015.

About Blackhawk Network

Blackhawk Network Holdings, Inc. (NASDAQ: HAWK and HAWKB) is a leading prepaid and payments global company that supports the program management and distribution of gift cards, prepaid telecom products and financial service products in a number of different retail, digital and incentive channels. Blackhawk’s digital platform supports prepaid across a network of digital distribution partners including retailers, financial service providers, and mobile wallets. For more information, please visit www.blackhawknetwork.com and www.giftcardmall.com.

Use of Non-GAAP Financial Measures

Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Reconciliations of non-GAAP financial measures to Blackhawk’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income, expense, or cash flows that affect Blackhawk’s financial performance under GAAP. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. In addition, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Blackhawk encourages investors and others to review Blackhawk’s financial information in its entirety and not rely on any single financial measure.

Forward Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as "guidance," "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing," and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to generate adequate taxable income to enable us to fully utilize the cash tax benefits resulting from the recent merger between Safeway and Albertsons, changes in applicable tax law that preclude us from fully utilizing those cash tax benefits, our ability to grow adjusted operating revenues and adjusted net income as anticipated, our ability to grow at historic rates or at all, the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners' businesses decline, our reliance on our content providers, the demand for their products and our exclusivity arrangements with them, our reliance on relationships with card issuing banks, the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services, the requirement that we comply with applicable laws and regulations, including increasingly stringent money-laundering rules and regulations, and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K and other subsequent periodic reports we have filed with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.